Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Managers

Revolve Group, LLC:

We consent to the use of our report, dated March 14, 2019, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

/s/ KPMG LLP

Irvine, California

May 9, 2019